Exhibit 1.1

OFS CAPITAL CORPORATION

$50,000,000 4.95% Notes due 2028

UNDERWRITING AGREEMENT

October 21, 2021
Ladenburg Thalmann & Co. Inc.
Goldman Sachs & Co. LLC
c/o    Ladenburg Thalmann & Co. Inc.
    640 Fifth Avenue, 4th Floor
    New York, New York, 10019

c/o     Goldman Sachs & Co. LLC
    200 West Street
    New York, New York 10282

as Representatives of the several Underwriters

Dear Ladies and Gentlemen:

OFS Capital Corporation, a Delaware corporation (the “Company”), OFS Capital Management, LLC, a Delaware limited liability company (the “Advisor”), and OFS Capital Services, LLC, a Delaware limited liability company (the “Administrator”), confirm their agreement with each of the Underwriters listed on Schedule I hereto (collectively, the “Underwriters”), for whom Ladenburg Thalmann & Co. Inc. and Goldman Sachs & Co. LLC are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company of $50,000,000 aggregate principal amount (the “Initial Securities”) of the Company’s 4.95% notes due 2028 (the “Notes”) and the purchase by the Underwriters, acting severally and not jointly, of the respective aggregate principal amount of Initial Securities set forth opposite their respective names in Schedule I hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 1(b) hereof to purchase all or any part of an additional $5,000,000 aggregate principal amount of the Notes (the “Option Securities”) solely to cover over-allotments, if any, in the sale of the Initial Securities. The Initial Securities to be purchased by the Underwriters and all or any part of the Option Securities subject to the option described in Section 1(b) hereof are hereinafter called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after the Underwriting Agreement (this “Agreement”) has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder (the “Securities Act Regulations”), a shelf registration statement on Form N-2 (File No. 333-255573), relating to the Securities, which registration statement was declared effective by the Commission on June 24, 2021. Such registration statement, including all documents filed as a part thereof and all documents incorporated or deemed to be incorporated therein by reference, and including all post-effective amendments thereto filed on or prior to the date hereof and any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) of the Securities
28305304.6.BUSINESS

Act Regulations and deemed to be part of the registration statement as of its effective date pursuant to Rule 430B under the Securities Act Regulations (“Rule 430B”), is herein called, as of its effective date, the “Registration Statement.” The prospectus included in such registration statement at the time it was declared effective on June 24, 2021 is hereinafter referred to as the “Base Prospectus.” The Company has also filed with the Commission a preliminary prospectus supplement, dated October 21, 2021, as such prospectus may be amended and including the documents incorporated or deemed to be incorporated therein by reference, along with the Base Prospectus (collectively, the “Preliminary Prospectus”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 424(b) of the Securities Act Regulations including the pricing and related information permitted to be omitted from the Registration Statement as of its effective date in accordance with Rule 430B. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information”. The final prospectus in the form first used in connection with confirmation of sales of the Securities, which will include the Base Prospectus and all documents incorporated or deemed to be incorporated therein by reference, together with a final prospectus supplement, is herein called the “Prospectus.” If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) of the Securities Act Regulations (a “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement.

On November 7, 2012, the Company filed a Form N-54A Notification of Election to be subject to Sections 55 through 65 of the Investment Company Act of 1940 (the “Notification of Election”) (File No. 814-00813) with the Commission under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “1940 Act”), pursuant to which the Company elected to be treated as a business development company (“BDC”).

The Company has elected to be treated as a regulated investment company (“RIC”) within the meaning of Section 851(a) of the Internal Revenue Code of 1986, as amended (the “Code”), commencing with its first taxable year that it was treated as a corporation for Federal income tax purposes.

The Company has entered into an investment advisory agreement, dated as of November 7, 2012, with the Advisor (the “Investment Advisory Agreement”). The Company has entered into an administrative agreement, dated as of November 7, 2012, with the Administrator (the “Administration Agreement”). The Company has entered into a license agreement, dated as of November 7, 2012, with Orchard First Source Asset Management, LLC, under which the Advisor is a third-party beneficiary (the “License Agreement” and, collectively with the Administration Agreement and Investment Advisory Agreement, the “Company Agreements”). In addition, the Company has adopted a dividend reinvestment plan pursuant to which holders of the Company’s common stock, par value $0.01 per share (the “Common Stock”), shall have their distributions automatically reinvested in additional shares of Common Stock unless they elect to receive such distributions in cash.

The Advisor has entered into a staffing agreement, dated as of November 7, 2012 (the “Staffing Agreement”), with Orchard First Source Capital, Inc. (“OFSC”).

The Company directly owns (i) 100% of the equity interests of OFS SBIC I GP, LLC (the “SBIC GP”); and (ii) 99% of the limited partnership interests in OFS SBIC I, LP (the “SBIC Fund”), the remaining 1% of which is directly owned by the SBIC GP.

The Securities will be issued under an indenture (the “Base Indenture”), dated as of April 16, 2018, between the Company and U.S. Bank National Association, trustee (the “Trustee”), as supplemented by a sixth supplemental indenture (the “Sixth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), to be dated on or about October 28, 2021, between the Company and the Trustee. The Securities will be issued as fully registered securities to Cede & Co. (or such other name as may be requested by an authorized representative of The Depository Trust Company (“DTC”)), as nominee of DTC, pursuant to a blanket letter of representations, dated March 22, 2018 (the “DTC Agreement”), between the Company and DTC.

The Company and the Underwriters agree as follows:

1.	Sale and Purchase:

(a)Initial Securities. Upon the basis of the warranties and representations and other terms and conditions herein set forth, at a purchase price of 96.875% of the aggregate principal amount, the Company agrees to sell to the Underwriters, severally and not jointly, the aggregate principal amount of Initial Securities set forth in Schedule I opposite their respective names, and each Underwriter agrees, severally and not jointly, to purchase from the Company the aggregate principal amount of Initial Securities set forth in Schedule I opposite such Underwriter’s name, plus any additional aggregate principal amount of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Securities.
(b)Option Securities. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price set forth in paragraph (a) above (without giving effect to any accrued interest from the Closing Time to the applicable Option Closing Time), the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company, all or any part of the Option Securities, plus any additional aggregate principal amount of Option Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof. The option granted by this Section 1(b) may be exercised only to cover over-allotments, if any, in the sale of the Initial Securities. The option hereby granted will expire thirty (30) days after the date hereof, and may be exercised in whole or in part within such period. Such option shall be exercised upon written notice by the Representatives to the Company setting forth the aggregate principal amount of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment for and delivery of such Option Securities. Any such time and date of delivery and payment (an “Option Closing Time”) shall be determined by the Representatives, but shall not be later than three (3) full business days (or earlier, without the consent of the Company, than two (2) full business days) after the exercise of such option, nor in any event prior to the Closing Time (as defined below). If the option is exercised as to all or any portion of the Option Securities, the Company will sell that aggregate principal amount of Option Securities then being purchased and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the aggregate principal amount of Option Securities then being purchased which the aggregate principal amount of Initial Securities set forth in Schedule I opposite the name of such Underwriter bears to the total aggregate principal amount of Initial Securities, plus any additional aggregate principal amount of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Securities.

2.	Payment and Delivery:

(a)Initial Securities. The Initial Securities to be purchased by each Underwriter hereunder, in such authorized denominations and registered in such names as the Representatives may request in writing at least 48 hours prior to the Closing Time, shall be delivered by or on behalf of the Company to the Representatives, including, at the option of the Representatives, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Company at least forty-eight (48) hours’ prior to the Closing Time. The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on October 28, 2021 (unless another time and date shall be agreed to by the Representatives and the Company). The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Time.”
(b)Option Securities. Any Option Securities to be purchased by each Underwriter hereunder, in such authorized denominations and registered in such names as the Representatives may request in writing at least forty-eight (48) hours’ prior to each Option Closing Time (if any), shall be delivered by or on behalf of the Company to the Representatives, including, at the option of the Representatives, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Company at least forty-eight (48) hours prior to each Option Closing Time (if any). The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on the date specified by the Representatives in the notice given by the Representative to the Company of the Underwriters’ election to purchase such Option Securities or on such other time and date as the Company and the Representatives may agree upon in writing.

3.	Representations and Warranties of the Company, the Advisor and the Administrator:

The Company represents and warrants to and agrees with, and the Advisor and the Administrator, jointly and severally, represent and warrant to and agree with, each Underwriter as of the date hereof, the Initial Sale Time (as defined below), as of the Closing Time and as of any Option Closing Time (if any), that:
(a)the Company has prepared and filed with the Commission the Registration Statement, including the Base Prospectus, for registration under the Securities Act of the offering and sale of the Securities. The Company has filed the Preliminary Prospectus relating to the Securities in accordance with Rule 424(b) of the Securities Act Regulations. The Company will file with the Commission the Prospectus (containing the Rule 430B Information) relating to the Securities in accordance with Rule 424(b) of the Securities Act Regulations. As filed, the Prospectus shall, except to the extent the Representatives shall consent in writing to a modification (such consent not to be unreasonably withheld or delayed), be in all substantive respects in the form furnished to you prior to the Closing Time or, to the extent not completed at the Closing Time, shall contain only such specific additional information and other changes (beyond that contained in the Preliminary Prospectus included in the Registration Statement, as amended or supplemented at the time the Registration Statement was declared effective) as the Company has advised you, prior to the Closing Time, will be included or made therein;
(b)the Company has an authorized capitalization as set forth in both the Preliminary Prospectus and the Prospectus under the caption “Capitalization,” at the date indicated, as of the Initial Sale Time (as defined below), at the Closing Time, and each Option Closing Time (if any);

(c)all of the issued and outstanding shares of capital stock of the Company and each Subsidiary (as defined below) have been duly and validly authorized and issued and are fully paid and non-assessable, and have not been issued in violation of or subject to any preemptive right, resale right, right of first refusal or other similar right of stockholders arising by operation of law, under the certificate of incorporation, bylaws, or other governing document (collectively, the “Charter Documents”) of the Company or such Subsidiary, as applicable, under any agreement to which the Company or such Subsidiary, as applicable, is a party or otherwise; except as disclosed in both the Preliminary Prospectus and the Prospectus, all of the capital stock, partnership interests or membership interests of any of the Company’s subsidiaries, as such term is defined under the Securities Act (each such entity a “Subsidiary” and collectively, the “Subsidiaries”), are directly or indirectly owned of record and beneficially by the Company, free and clear of all liens, encumbrances, equities or claims; except as disclosed in both the Preliminary Prospectus and Prospectus, there are no outstanding (x) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Company or capital stock, partnership interests or membership interests of any such Subsidiary, (y) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock, partnership interest, or membership interest or any such convertible or exchangeable securities or obligations, or (z) obligations of the Company or any such Subsidiary to issue or sell any shares of capital stock, partnership interest, or membership interest, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;
(d)the Company is a Delaware corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own, lease or operate its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus and to execute and deliver and perform its obligations under this Agreement, the Indenture, the Securities and the DTC Agreement;
(e)each Subsidiary is a legal entity duly organized and validly existing and in good standing under the laws of its respective jurisdiction of organization, with requisite power and authority to own, lease or operate its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus;
(f)each of the Company and the Subsidiaries is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its respective business, or in which it owns or leases real property or otherwise maintains an office, and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed would reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise), present or prospective, of the Company and the Subsidiaries taken as a whole (any such effect or change, where the context so requires, is hereinafter called a “Material Adverse Effect” or a “Material Adverse Change”); except as disclosed in both the Preliminary Prospectus and the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock, partnership interests or membership interests or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary; other than as disclosed in both the Preliminary Prospectus and the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;
(g)the Company, subject to the filing of the Prospectus under Rule 424(b) of the Securities Act Regulations, has taken all required action under the Securities Act and the 1940 Act to make the public offering and consummate the sale of the Securities as contemplated by this Agreement;

(h)the Company and the Subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates;
(i)neither the Company nor any Subsidiary is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under), its respective Charter Documents or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound or affected, except for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(j)the execution, delivery and performance by the Company of this Agreement, the Indenture, the Securities and the DTC Agreement, the issuance, sale and delivery of the Securities by the Company, the Company’s use of the proceeds from the sale of the Securities as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, and the consummation by the Company of the transactions contemplated by this Agreement, and compliance by the Company with the terms and provisions hereunder and thereunder, will not: (i) conflict with, or result in any breach of, or constitute a default under (or constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the Charter Documents of the Company or any Subsidiary, (B) any provision of any contract, license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation, rule, decree, judgment or order (each a “Legal Requirement”) issued by the U.S. government or any state, local or foreign government, court, administrative agency or commission or other governmental agency, authority or instrumentality, domestic or foreign, of competent jurisdiction (each a “Governmental Authority”) applicable to the Company or any Subsidiary, except in the case of clauses (B) or (C) for such conflicts, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any material property or asset of the Company or any Subsidiary;
(k)this Agreement, each of the Company Agreements and the DTC Agreement have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable in accordance with their respective terms, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 10 hereof or thereof may be limited by federal or state securities laws and public policy considerations in respect thereof;
(l)the Base Indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and the Sixth Supplemental Indenture has been duly authorized, and at the Closing Time, will be duly executed and delivered by the Company and, when duly authorized, executed and delivered by the Trustee, will constitute a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles;

(m)the Securities have been duly authorized by the Company for sale to the Underwriters pursuant to this Agreement and, when executed and delivered by the Company and authenticated by the Trustee pursuant to the provisions of this Agreement and of the Indenture relating thereto, against payment of the consideration set forth in this Agreement, will constitute legal, valid and binding agreements of the Company enforceable in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles;
(n)the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended;
(o)this Agreement, the Indenture, the Securities and each of the Company Agreements complies in all material respects with all applicable provisions of the 1940 Act, the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”) and each of the Company’s board of directors or stockholders, if applicable, have approved the Investment Advisory Agreement as required by Section 15 of the 1940 Act. The operations of the Company and each of the Subsidiaries, as described in the Preliminary Prospectus and the Prospectus, are, and at all times through the Closing Time or any Option Closing Time, as applicable, will be, in compliance in all material respects with the provisions of the 1940 Act applicable to BDCs. The provisions of the Charter Documents and the investment objective, policies and restrictions described in the Preliminary Prospectus and the Prospectus, assuming they are implemented as so described, comply, and at all times through the Closing Time or any Option Closing Time, as applicable, will comply in all material respects with the applicable requirements of the 1940 Act, and the provisions of the Charter Documents of each of the Subsidiaries and the operations of each of the Subsidiaries as described in both the Preliminary Prospectus and the Prospectus do not and will not cause the Company to be in violation of, in any material respect, the requirements of the 1940 Act. The terms of the Investment Advisory Agreement, including compensation terms, comply with the provisions of Sections 15(a) and 15(c) of the 1940 Act and Section 205 of the Advisers Act, each as applicable to BDCs;
(p)except as disclosed in the Preliminary Prospectus and the Prospectus, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of any Underwriter listed in Schedule I hereto;
(q)no (i) approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, (ii) authorization, approval, vote or other consent of any holder of securities of the Company or any creditor of the Company, or (iii) waiver or consent under any material agreement is required in connection with the Company’s execution, delivery and performance of this Agreement, the Company Agreements, the Indenture, the Securities or the DTC Agreement, its consummation of the transactions contemplated by this Agreement, and its sale and delivery of the Securities, other than (A) such as have been obtained, or will have been obtained at the Closing Time or the relevant Option Closing Time, as the case may be, under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the 1940 Act and the Advisers Act, (B) such approvals as may be required in connection with the approval of the listing of the Securities on The Nasdaq Global Select Market and (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters;
(r)except as disclosed in the Preliminary Prospectus and the Prospectus, each of the Company and the Subsidiaries has all necessary licenses, permits, authorizations, accreditations, certifications, consents and approvals and has made all necessary filings required under any Legal Requirement, and has obtained all necessary licenses, permits, authorizations, accreditations, certifications, consents and approvals from other persons required in order to conduct their respective businesses as described in both the Preliminary Prospectus and the Prospectus, except to the extent that any failure to have any such licenses, permits, authorizations, accreditations, certifications, consents or approvals to make any such filings or to obtain any such licenses, permits, authorizations, accreditations, certifications, consents or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received any notice regarding a possible violation of, default under, or revocation of, any such license, permit, authorization, accreditation, certification, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which would reasonably be expected to have a Material Adverse Change; and no such license, permit, authorization, accreditation, certification, consent or approval contains a materially burdensome restriction that is not adequately disclosed in both the Preliminary Prospectus and the Prospectus;
(s)the Registration Statement has been declared effective by the Commission and any Rule 462(b) Registration Statement will have become effective upon filing, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued by the Commission and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission and the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information;
(t)the Preliminary Prospectus when filed and the Registration Statement as of each effective date and as of the date hereof complied or will comply, and the Prospectus and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will comply, in all material respects with the requirements of the Securities Act, the Securities Act Regulations and the 1940 Act, each as applicable to BDCs; the conditions to the use of Form N-2 in connection with this offering and sale of the Securities as contemplated hereby have been satisfied;
(u)the Preliminary Prospectus when filed and the Registration Statement as of its effective date and as of the date hereof did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus or any amendments thereof or supplements thereto will not, as of its date and at the Closing Time and at each Option Closing Time (if any), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that in each case the Company makes no warranty or representation with respect to any statement contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 10(b) hereof);
(v)as of 4:30 p.m. (New York City time) on the date of this Agreement (the “Initial Sale Time”), the Preliminary Prospectus (as most recently amended or supplemented immediately prior to the Initial Sale Time) and the information set forth in Schedule II hereto, when taken together as a whole, did not, and as of the Closing Time and each Option Closing Time (if any), the Prospectus will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that in each case the Company makes no warranty or representation with respect to any statement contained in or omitted from the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time, or the Prospectus, in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 10(b) hereof);
(w)in connection with this offering, the Company has not offered and will not offer the Notes or any other securities convertible into or exchangeable or exercisable for the Notes in a manner in violation of the Securities Act; the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and, prior to the later to occur of (i) the Closing Time and (ii) any Option Closing Time, will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act (“Rule 405”)) that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (A) the Registration Statement, the Preliminary Prospectus and the Prospectus, and any amendment or supplement to any of the foregoing, (B) such materials as may be approved by the Representatives and filed with the Commission in accordance with Rule 482 of the Securities Act Regulations and (C) filings made under the Exchange Act following the Closing Time. Any Written Testing-the-Waters Communication (as defined below) and all other promotional materials (including “road show slides” or “road show scripts”) prepared by the Company, the Advisor or the Administrator for use in connection with the offering and sale of the Securities (collectively, “Roadshow Material”) was used in accordance with Section 5(z). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405. The Written Test-the-Waters Communication and the Roadshow Material are not inconsistent with the Registration Statement, the Preliminary Prospectus and the Prospectus, and when taken together with the Preliminary Prospectus and the information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430B, at the Initial Sale Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(x)the Preliminary Prospectus and the Prospectus delivered or to be delivered to the Underwriters for use in connection with the public offering of the Securities contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;
(y)there are no actions, suits, arbitrations, claims, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, or any of their respective properties or, to the Company’s knowledge, directors, officers or affiliates, at law or in equity, or before or by any Governmental Authority, which would reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect;
(z)the financial statements, including the notes thereto, included or incorporated by reference in each of the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved (except as otherwise noted therein and in accordance with Regulation S-X promulgated by the Commission); the financial statement schedules, if any, included in the Registration Statement and the amounts in both the Preliminary Prospectus and the Prospectus under the caption “Selected Financial and Other Information” (which is incorporated by reference from the Company’s Annual Report on Form 10-K, filed with the SEC on March 5, 2021, and the Company’s most recent Quarterly Report on Form 10-Q, filed with the SEC on August 6, 2021) fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus, and with respect to “Selected Financial and Other Information” (which is incorporated by reference from the Company’s annual Report on Form 10-K, filed with the SEC on March 5, 2021, and the Company’s most recent Quarterly Report on Form 10-Q, filed with the SEC on August 6, 2021), such section conforms in all material respects with the disclosure requirements of Item 301(a) of Regulation S-K; no other financial statements or supporting schedules are required to be included in the Registration Statement, Preliminary Prospectus or the Prospectus;
(aa) KPMG LLP, who has been engaged to conduct the audit of the consolidated financial statements of the Company and the consolidated Subsidiaries for the fiscal years ending December 31, 2019, December 31, 2020 and December 31, 2021, are independent public accountants within the meaning of, and as required by, the Securities Act, the Securities Act Regulations and the 1940 Act and are registered with the Public Company Accounting Oversight Board (“PCAOB”);
(bb) BDO USA, LLP, the Company’s former independent accountant, whose reports on the consolidated financial statements of the Company and the consolidated Subsidiaries are filed with the Commission as part of each of the Registration Statement, the Preliminary Prospectus and the Prospectus, are, and were during the periods covered by such reports, independent public accountants within the meaning of, and as required by, the Securities Act, the Securities Act Regulations and the 1940 Act and are registered with the PCAOB;
(cc) subsequent to the respective dates as of which information is given in each of the Registration Statement, the Preliminary Prospectus and the Prospectus, and except as may be otherwise stated in such documents, there has not been (i) any event, circumstance or change that has had, or would reasonably be expected to have, a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Company and the Subsidiaries taken as a whole, contemplated or entered into by the Company or any Subsidiary, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary, other than in the ordinary course of business, which would reasonably be expected to have a Material Adverse Effect, or (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, or any purchase by the Company of any of its outstanding capital stock;
(dd) the Company’s and its Subsidiaries’ current business operations and investments are in compliance in all material respects with the provisions of the 1940 Act applicable to BDCs and, after giving effect to the issuance and sale of the Securities, will be in compliance in all material respects with the 1940 Act;
(ee) the Securities and the Indenture will conform in all material respects to the statements relating thereto contained in the Registration Statement, the Preliminary Prospectus and the Prospectus;
(ff) the Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;
(gg) none of the Company, any of its Subsidiaries or any of their respective affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the “Exchange Act Regulations”), or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association or affiliation with (within the meaning of

Article I of the By-laws of Financial Industry Regulatory Authority, Inc. (“FINRA”)) any member firm of FINRA;
(hh) any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby;
(ii) the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary;
(jj) the descriptions in each of the Registration Statement, the Preliminary Prospectus and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be described therein by the Securities Act and the Securities Act Regulations, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in each of the Registration Statement, the Preliminary Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act or the Securities Act Regulations; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in both the Preliminary Prospectus and the Prospectus are legal, valid and binding obligations of the Company or such Subsidiary, enforceable against the Company or such Subsidiary, as applicable, in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles;
(kk) the statements in, or incorporated by reference in, the Registration Statement, the Preliminary Prospectus and the Prospectus under the headings “Certain U.S. Federal Income Tax Considerations,” “Description of the Notes,” “Underwriting,” “Management and Other Agreements,” “Description of Our Capital Stock,” “Description of Our Debt Securities,” “Item 1. Business – Regulation” (which is incorporated by reference from the Company’s Annual Report on Form 10-K, filed with the SEC on March 5, 2021) and “Certain Federal Income Tax Considerations” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate in all material respects.
(ll) there are no contracts or documents that are required to be described in the Registration Statement, the Preliminary Prospectus and the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described, filed or incorporated by reference as required. All descriptions of contracts or documents described in the Registration Statement, the Preliminary Prospectus and the Prospectus are accurate and complete in all material respects. Notwithstanding the foregoing, as of the date hereof, the Company has not filed this Agreement, the Sixth Supplemental Indenture or the opinion of Company Counsel (as defined below) with respect to the legality of the Securities as exhibits to the Registration Statement, although all such exhibits will be filed in a Current Report on Form 8-K under the Exchange Act before the Closing Time;

(mm) each of the Company and the Subsidiaries owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, other intangible property rights and know-how (collectively “Intellectual Property”), as are necessary to entitle the Company and each Subsidiary to conduct the Company’s or such Subsidiary’s business described in both the Preliminary Prospectus and the Prospectus, except where the failure to own, license or have such right would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any such Subsidiary has received written notice of any infringement of or conflict with (and the Company does not know of any such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property which would reasonably be expected to have a Material Adverse Effect;
(nn) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities to allow timely decisions regarding such disclosures, and (ii) are effective to perform the function for which they were established;
(oo) the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the 1940 Act and the Code; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States to calculate net asset value, to maintain asset accountability and to maintain compliance in all material respects with books and records requirements under the 1940 Act; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as otherwise disclosed in the Preliminary Prospectus and the Prospectus, to the knowledge of the Company, there is no (i) significant deficiency or material weakness in the design or operation of its internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information to management and the Company’s board of directors, or (ii) fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;
(pp) except as otherwise disclosed in each of the Registration Statement, the Preliminary Prospectus and the Prospectus, neither the Company nor any Subsidiary has any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other similar relationships with unconsolidated entities or other persons;
(qq) each of the Company and the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or has obtained extensions of time from the relevant taxing authority for filing any return that has not been filed (and such extension of time has not expired) and have paid all taxes shown as due thereon except for any tax that is being contested in good faith and that is adequately provided for on the respective books of such entities; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect; and all tax liabilities are adequately provided for on the respective books of such entities;
(rr) each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring the Company or its business, assets, employees, officers and directors, including the Company’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 under the 1940 Act, are in full force and effect; the Company is in compliance with the terms of such policies and fidelity bond in all material respects; and there are no claims by the Company under any such policies or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus and the Prospectus;
(ss) neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any law, rule, regulation, order, decree or judgment applicable to its business, including those relating to transactions with affiliates, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
(tt) none of the Company, any of its Subsidiaries, the Advisor, the Administrator or, to the knowledge of the Company, the Advisor or the Administrator, any officer, director, agent or employee purporting to act on behalf of the Company, any Subsidiary, the Advisor or the Administrator, has at any time, directly or indirectly, (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), (iii) engaged in any transactions or maintained any bank account on behalf of the Company or a Subsidiary or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and each Subsidiary, (iv) violated any provision of the FCPA, or any applicable law or regulation thereunder, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (v) made any other unlawful payment;
(uu) except as disclosed in the Preliminary Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of an Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of an Underwriter;
(vv) except as otherwise disclosed in both the Preliminary Prospectus and the Prospectus, there are no outstanding loans, extensions of credit or advances or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of the officers, directors or affiliates of the Company or any Subsidiary or any of the members of the families of any of them;
(ww) all securities issued by the Company, any of the Subsidiaries or any trusts established by the Company or any Subsidiary, have been or will be issued and sold in compliance with (i) all applicable federal, state foreign and local securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity and, (iii) to the extent applicable to the issuing entity, the requirements of The Nasdaq Global Select Market;
(xx) the Company and the SBIC Fund have duly authorized, executed and delivered any agreements pursuant to which they made the investments described in the Preliminary Prospectus and the

Prospectus under the caption “Portfolio Companies” (each, a “Portfolio Company Agreement”) with corporations or other entities (each, a “Portfolio Company”). Except as otherwise disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, as of the respective dates set forth therein, none of the Company, the Advisor, the Administrator and the SBIC Fund control (as such term is defined in Section 2(a)(9) of the 1940 Act) any of the Portfolio Companies;
(yy) the Company has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) by the Company, including policies and procedures that provide oversight of compliance by each investment advisor, administrator and transfer agent of the Company;
(zz) the Company is not, and after giving effect to the offering and sale of Securities and the application of the proceeds thereof as described in the Registration Statement, the Preliminary Prospectus and the Prospectus will not be, required to register as an “investment company” as defined in the 1940 Act;
(aaa) any statistical and market-related data included in the Registration Statement, the Preliminary Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;
(bbb) except with respect to the Underwriters, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby;
(ccc) to the Company’s, the Advisor’s and the Administrator’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders, except as disclosed in writing to the Underwriters in connection with information that may be required to be provided to FINRA, and none of the Company, the Advisor or the Administrator has any material lending or other relationship with a bank or lending institution affiliated with any of the Underwriters, except as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus;
(ddd) no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Preliminary Prospectus and the Prospectus and which is not so described;
(eee) as of the date hereof, the Company and the Subsidiaries do not have, and, at the Closing Time, the Company and the Subsidiaries will not have, any employees; to the knowledge of the Company, the Advisor and the Administrator, there are no existing or threatened labor disputes with the employees of OFSC which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Company, the Advisor or the Administrator is aware of any plans of any executive, key employee or significant group of employees of OFSC to terminate their employment;
(fff) the Company, the Subsidiaries and their respective officers and directors, in their capacities as such, are, and at the Closing Time and any Option Closing Time (if any) will be, in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder with which any of them is required to comply;

(ggg) when the Notification of Election and any amendment or supplement thereto were each filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the 1940 Act, as applicable to BDCs, and (ii) did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; the Company has not filed with the Commission any notice of withdrawal of the Notification of Election pursuant to Section 54(c) of the 1940 Act; the Notification of Election remains in full force and effect, and, to the Company’s knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission; no person is serving or acting as an officer, director or investment advisor of the Company except in accordance with the applicable provisions of the 1940 Act and the Advisers Act;
(hhh) since November 14, 2012, the Company has been and is currently in compliance with the requirements of Subchapter M of the Code necessary to qualify as a RIC; the Company intends to direct the investment of the net proceeds of the offering of the Securities and to continue to conduct its activities in such a manner as to continue to comply with the requirements for qualification and taxation as a RIC under Subchapter M of the Code; the Company intends to be treated as a RIC under Subchapter M of the Code for its taxable year ending December 31, 2021;
(iii) none of the Company, any of its Subsidiaries, the Advisor or the Administrator or, to the Company’s knowledge, any affiliates or any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company or any Subsidiary, the Advisor or the Administrator (each, a “Person”) is (i) the subject to any sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria); and neither the Company nor any of its Subsidiaries will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any entity, partner or joint venturer or other person or entity for the purpose of financing the activities of any person currently subject to the Sanction, or in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise);
(jjj) the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended, the Bank Secrecy Act, as amended, the United and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, and any other money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”), except for any such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;
(kkk) as required by the Financial Crimes Enforcement Network within the U.S. Department of the Treasury, the Company has delivered to the Representatives, on or prior to the date of execution of this Agreement, such beneficial ownership certifications and information as the Representatives may have requested, together with copies of identifying documentation, and the Company undertakes to provide such additional information and supporting documentation as the Representatives may reasonably request in connection with the certification of the foregoing certification;

(lll) except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, there are no persons or entities with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;
(mmm) as of the date of this Agreement and on a pro forma basis, after giving effect to the issuance and sale of the Securities and the use of proceeds therefrom, the Company will be in compliance with the applicable asset coverage requirements set forth in Sections 18 and 61 of the 1940 Act, taking into account the exemption provided under Section 18(e) of the 1940 Act;
(nnn) at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer;
(ooo) subject to the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder (the “SBA Regulations”), and subject to the terms, conditions and covenants of the Business Loan Agreement, by and between the Company and Pacific Western Bank, dated as of April 10, 2019, as amended, and the Revolving Credit and Security Agreement, by and among OFSCC-FS, LLC, BNP Paribas, OFSCC-FS Holdings, LLC, the Company, Citibank, N.A., and Virtus Group, LP, as amended, and except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus and for such prohibitions that would not reasonably be expected to result in a Material Adverse Effect, no consolidated subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary;
(ppp) the SBIC Fund is licensed to operate as a Small Business Investment Company (“SBIC”) by the U.S. Small Business Administration (“SBA”). The SBIC Fund’s SBIC license is in good standing with, and has not been revoked or suspended by, the SBA and no adverse regulatory findings contained in any examinations reports prepared by the SBA regarding the SBIC Fund are outstanding or unresolved. The SBIC Fund is conducting its business in compliance in all material respects with the applicable requirements of the SBA. The SBIC Fund is not in default under the terms of any debenture which the SBIC Fund has issued to the SBA for guaranty by the SBA or any other material monetary obligation, and no event, which with the passage of time, notice or both has occurred, which would be a default or event of default thereunder;
(qqq) neither the Company, the SBIC Fund nor the SBIC GP is, after giving effect to the offering and sale of the Securities, will be a “registered management investment company” or an entity “controlled” by a “registered investment company,” as such terms are used under the 1940 Act;
(rrr) except for applicable restrictions, limitations or regulations set forth in the 1940 Act, the Code and the SBA Regulations, there are no material restrictions, limitations or regulations with respect to the ability of the Company, its Subsidiaries, the Advisor or the Administrator to invest their assets as described in the Registration Statement, the Preliminary Prospectus or the Prospectus; and
(sss) the Advisor’s and the Administrator’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company, its Subsidiaries, the Advisor and the Administrator as currently conducted. The Advisor and the Administrator implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect the Company’s, its Subsidiaries’, the Advisor’s and the Administrator’s material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with its business, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company, its Subsidiaries, the Advisor and the Administrator are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

4.	Representations and Warranties of the Advisor and the Administrator:

The Advisor and the Administrator, jointly and severally, represent and warrant to, and agree with, each Underwriter as follows:

(a)the Advisor is a limited liability company duly formed and is validly existing in good standing under the laws of the state of Delaware, with the requisite limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, and is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect. The Administrator is a limited liability company duly formed and is validly existing in good standing under the laws of the state of Delaware, with the requisite limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, and is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect;
(b)the Advisor is duly registered with the Commission as an investment adviser under the Advisers Act and is registered with the appropriate state authority in all states in which it needs to be registered; the Advisor is not prohibited by the Advisers Act, the 1940 Act or any state statute from acting under the Investment Advisory Agreement, as contemplated by the Preliminary Prospectus and the Prospectus; there does not exist any proceeding, or to the Advisor’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might materially and adversely affect the registration of the Advisor with the Commission or any applicable state regulatory authority;
(c)the Advisor has or had the requisite limited liability company power and authority to enter into this Agreement, the Investment Advisory Agreement and the Staffing Agreement and to accept the benefits under the License Agreement, and the Administrator had the requisite limited liability company power and authority to enter into this Agreement and the Administration Agreement; the execution and delivery of, and the performance by the Advisor of its obligations under, this Agreement, the Investment Advisory Agreement and the License Agreement have been duly and validly authorized by the Advisor, and the execution and delivery of, and the performance by the Administrator of its obligations under this Agreement and the Administration Agreement have been duly and validly authorized by the Administrator;

and this Agreement, the Investment Advisory Agreement and the License Agreement have been duly executed and delivered by the Advisor and this Agreement and the Administration Agreement have been duly executed and delivered by the Administrator, and each such agreement constitutes the valid and legally binding agreement of the Advisor or Administrator, as applicable, enforceable against the Advisor or Administrator in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Advisor’s obligations hereunder and thereunder, and the Administrator’s obligations hereunder and thereunder, may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles;
(d)the Investment Advisory Agreement is in full force and effect and neither the Advisor nor, to the knowledge of the Advisor, any other party to the Investment Advisory Agreement is in default thereunder, and, no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Advisor under such document;
(e)the Administration Agreement is in full force and effect and neither the Administrator nor, to the knowledge of the Administrator, any other party to the Administration Agreement is in default thereunder, and, no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Administrator under such document;
(f)each of the Advisor and Administrator has the financial, human and other resources available to it necessary for the performance of its services and obligations as contemplated in the Preliminary Prospectus and the Prospectus and under this Agreement and the Company Agreements, as applicable;
(g)no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving each of the Advisor or the Administrator or their property is pending or, to the knowledge of the Advisor and the Administrator, threatened that (i) is required to be described in the Preliminary Prospectus and the Prospectus that is not so described as required, (ii) would reasonably be expected to have a material adverse effect on the ability of the Advisor or the Administrator, as the case may be, to fulfill its obligations hereunder or under the Investment Advisory Agreement, the License Agreement or the Administration Agreement, as applicable, or (iii) would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Advisor or the Administrator, whether or not arising from transactions in the ordinary course of business (an “Advisor/Administrator Material Adverse Effect”), except as set forth in or contemplated in the Preliminary Prospectus and the Prospectus;
(h)neither the Advisor nor the Administrator is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under), its respective Charter Documents or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Advisor or the Administrator is a party or by which any of them or their respective properties is bound or affected, except for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have an Advisor/Administrator Material Adverse Effect;
(i)since the respective dates as of which information is given in the Preliminary Prospectus and the Prospectus, except as otherwise stated therein, (i) there has been no event, circumstance or change that has had, or would reasonably be expected to have an Advisor/Administrator Material Adverse Effect;

and (ii) there have been no transactions entered into by the Advisor or Administrator, which are material to the Advisor or Administrator, as the case may be, other than those in the ordinary course of its business as described in the Preliminary Prospectus and the Prospectus;
(j)each of the Advisor and the Administrator possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business in the manner described in the Preliminary Prospectus and the Prospectus, and neither of the Advisor nor the Administrator has received any notice of proceedings relating to the revocation or modification thereof, except where the failure to possess any such licenses, certificates, permits or other authorizations, or the revocation or modification thereof, would not, individually or in the aggregate, reasonably be expected to have an Advisor/Administrator Material Adverse Effect and would not reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement;
(k)there are no actions, suits, arbitrations, claims, proceedings, inquiries or investigations pending or, to the knowledge of the Advisor or the Administrator, threatened against the Advisor or the Administrator, or any of their respective properties, or to the knowledge of the Advisor or the Administrator, their respective directors, officers or affiliates, at law or in equity, or before or by any Governmental Authority, in each case which would reasonably be expected to result in a judgment, decree, award or order having an Advisor/Administrator Material Adverse Effect;
(l)each of the Advisor and the Administrator owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, other intangible property rights and know-how (collectively “Advisor/Administrator Intellectual Property”), as are necessary to entitle the Advisor and the Administrator to conduct the Advisor’s and the Administrator’s business described in both the Preliminary Prospectus and the Prospectus, except where the failure to own, license or have such right would not reasonably be expected to have an Advisor/Administrator Material Adverse Effect; and neither the Advisor nor the Administrator has received written notice of any infringement of or conflict with (and neither the Advisor nor the Administrator knows of any such infringement of or conflict with) asserted rights of others with respect to any Advisor/Administrator Intellectual Property which would reasonably be expected to have an Advisor/Administrator Material Adverse Effect;
(m)no (i) approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, (ii) authorization, approval, vote or other consent of any holder of securities of the Advisor or the Administrator or any creditor of the Advisor or the Administrator, or (iii) waiver or consent under any material agreement is required in connection with the Advisor’s and the Administrator’s execution, delivery and performance of this Agreement or the Company Agreements, to the extent a party thereto, the consummation of the transactions contemplated by this Agreement, and the sale and delivery of the Securities, other than (A) such as have been obtained, or will have been obtained at the Closing Time or the relevant Option Closing Time, as the case may be, under the Securities Act, the Exchange Act, the 1940 Act and the Advisers Act, (B) such approvals as may be required in connection with the approval of the listing of the Securities on The Nasdaq Global Select Market, and (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters;
(n)each of the Advisor and the Administrator owns or leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted;
(o)neither the execution, delivery or performance by the Advisor of this Agreement, the Investment Advisory Agreement or the License Agreement, or the execution, delivery or performance by the Administrator of this Agreement or the Administration Agreement, nor the consummation of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Advisor or Administrator, as applicable, pursuant to, (i) the Charter Documents of the Advisor or Administrator, as applicable, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Advisor or Administrator, as applicable, is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Advisor or Administrator, as applicable, of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Advisor or Administrator, as applicable, or any of their respective properties, except in the case of clauses (ii) and (iii) where such breach or violation, either singly or in the aggregate, would not reasonably be expected to have an Advisor/Administrator Material Adverse Effect;
(p)neither the Advisor nor the Administrator has taken, directly or indirectly, any action designed to, or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities and neither the Advisor nor the Administrator is aware of any such action taken or to be taken by any affiliates of the Advisor or the Administrator;
(q)the operations of the Advisor or the Administrator are and have been conducted at all times in compliance with applicable Money Laundering Laws, except for any such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Advisor or the Administrator with respect to the Money Laundering Laws is pending or, to the knowledge of the Advisor or the Administrator, threatened;
(r)the Advisor maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization;
(s)the Advisor (i) has adopted and implemented written policies and procedures pursuant to Rule 206(4)-7 under the Advisers Act reasonably designed to prevent violations of the Advisers Act by the Adviser; (ii) is conducting its business in compliance with all laws, rules, regulations, decisions, directives and orders except for such failure to comply which would not reasonably be expected to result in an Adviser/Administrator Material Adverse Effect; and (iii) is conducting its business in compliance in all material respects with the applicable requirements of the Advisers Act;
(t)the Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles and to maintain accountability for the Company’s assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
(u)the description of each of the Advisor and the Administrator and its business, and the statements attributable to the Advisor and the Administrator, in each of the Registration Statement, the Preliminary Prospectus and the Prospectus did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(v)neither the Advisor nor the Administrator is, and after giving effect to the offering and sale of Securities and the application of the proceeds thereof as described in the Registration Statement, the Preliminary Prospectus and the Prospectus will be, required to register as an “investment company” (as defined in the 1940 Act);
(w)each of the Advisor and the Administrator maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Advisor and the Administrator against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; and
(x)any certificate signed by any officer of the Advisor or the Administrator and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Advisor or the Administrator, as applicable, to the Underwriters as to matters covered thereby.

5.	Certain Covenants of the Company, the Advisor and the Administrator:

The Company hereby agrees, and the Advisor and the Administrator jointly and severally agree, with each Underwriter:

(a)to use commercially reasonable efforts to furnish such information as may be required and otherwise to cooperate with the Underwriters in qualifying the Securities for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representatives may designate and to maintain such qualifications in effect as long as requested by the Representatives for the distribution of the Securities; provided, however, that the Company shall not be required to qualify as a foreign corporation, to subject itself to taxation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Securities);
(b)that if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Securities may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, when such post-effective amendment has become effective;
(c)to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) of the Securities Act Regulations within the applicable time period prescribed for such filing by Rule 424(b) of the Securities Act Regulations and will provide evidence satisfactory to the Representatives of such timely filing; file any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (an “Issuer Free Writing Prospectus”) (including the pricing terms substantially in the form set forth in Schedule II hereto) to the extent required by Rule 433 under the Securities Act; and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree) to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) and each Issuer Free Writing Prospectus in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the

Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;
(d)to advise the Representatives immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus, or for additional information with respect thereto, (ii) when, prior to the termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible, (iv) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement that becomes known to the Company, or (v) if the Company becomes subject to a proceeding under Section 8A of the Securities Act in connection with the public offering of Securities contemplated herein; and, so long as a prospectus is required to be delivered in connection with the offering of the Securities (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act Regulations) (the “Prospectus Delivery Period”), to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus or the Prospectus and to file no such amendment or supplement to which the Representatives shall reasonably object in writing;
(e)to furnish to the Representatives for a period of three (3) years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of the Securities, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, FINRA or any securities exchange, and (iii) such other information as the Representatives may reasonably request regarding the Company and the Subsidiaries (provided, however, that in each case of (i), (ii) and (iii), the filing of same with EDGAR or any successor system of the Commission shall be deemed to satisfy the obligation to furnish any material required to be furnished hereunder);
(f)to advise the Underwriters promptly of the happening of any event or development known to the Company within the Prospectus Delivery Period which, in the judgment of the Company or in the reasonable opinion of the Representatives or counsel for the Underwriters, (i) would require the making of any change in the Preliminary Prospectus or the Prospectus so that the Preliminary Prospectus or the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) would make it necessary to amend or supplement the Preliminary Prospectus or the Prospectus in order to comply with any law and, in each case, during such time, to promptly prepare and furnish to the Representatives copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representatives may from time to time reasonably request of an appropriate amendment or supplement to the Preliminary Prospectus or the Prospectus so that the Preliminary Prospectus or the Prospectus as so amended or supplemented will not when it (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act Regulations) is so delivered, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or so that the Preliminary Prospectus or the Prospectus will comply with applicable law;

(g)to file promptly with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus contemplated by Section 5(f);
(h)within the Prospectus Delivery Period, other than an amendment or supplement consisting solely of a document required to be filed under the Exchange Act following the Closing Time, prior to filing with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus to furnish a copy thereof to the Representatives and counsel for the Underwriters and to obtain the consent of the Representatives (which consent shall not be unreasonably withheld or delayed) to the filing;
(i)to furnish promptly to the Representatives a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith) and such number of conformed copies of the foregoing (without exhibits thereto) as the Representatives may reasonably request;
(j)to timely file with the Commission any documents required pursuant to Section 13, 14, or 15(d) of the Exchange Act during the Prospectus Delivery Period in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;
(k)to apply the net proceeds of the sale of the Securities in accordance with its statements under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus;
(l)to make generally available to its security holders and to deliver to the Representatives as soon as practicable, an earnings statement complying with the provisions of the last paragraph of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations,) covering a period of twelve (12) months beginning after the effective date of the Registration Statement;
(m)to use its reasonable best efforts to effect the listing of the Securities on The Nasdaq Global Select Market within thirty (30) days of the Closing Time;
(n)to use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the foregoing shall not apply to the extent that the Securities are “covered securities” that are exempt from state regulation of securities offerings pursuant to Section 18 of the Securities Act; and provided, further, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;
(o)take all necessary actions to ensure that it will be in compliance with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are currently in effect;
(p)to take all necessary actions to ensure that it is in compliance with all applicable provisions of the Sarbanes-Oxley Act and all rules and regulations promulgated thereunder that are currently in effect;
(q)to cooperate with the Representatives and use its commercially reasonable efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC;
(r)to maintain a trustee, paying agent and registrar for the Securities;

(s)to refrain from, and cause any Subsidiary to refrain from, selling, offering to sell, contracting or agreeing to sell, hypothecating, pledging, granting any option to purchase or otherwise disposing of or agreeing to dispose of, directly or indirectly, any debt securities issued or guaranteed by Company or securities convertible into or exchangeable or exercisable for debt securities issued or guaranteed by Company or warrants or other rights to purchase debt securities issued or guaranteed by Company, or filing or causing to be declared effective a registration statement under the Securities Act relating to the offer and sale of any debt securities issued or guaranteed by Company or securities convertible into or exchangeable or exercisable for debt securities issued or guaranteed by Company or warrants or other rights to purchase debt securities issued or guaranteed by Company for a period of forty-five (45) days after the date hereof, without the prior written consent of Representatives which may not be unreasonably withheld. The foregoing sentence shall not apply to the registration of the Securities and the sales to the Underwriters pursuant to this Agreement;
(t)not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly, prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Securities or (ii) sell, bid for, purchase or pay anyone (other than the Underwriters) any compensation for soliciting purchases of the Securities;
(u)that the Company and its Subsidiaries shall obtain or maintain, as appropriate, directors and officers liability insurance in an amount deemed advisable by the Company in its reasonable discretion;
(v)that the Company, during a period of two (2) years from the effective date of the Registration Statement, will continue to use its reasonable best efforts to maintain its status as a BDC; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a BDC, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the 1940 Act or any successor provision;
(w)that the Company will comply with all of the provisions of any undertakings in the Registration Statement;
(x)that the Company will use its reasonable best efforts to meet the requirements of Subchapter M of the Code to qualify as a RIC under the Code with respect to any fiscal year in which the Company is a BDC;
(y)that the Company will use its reasonable best efforts to maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) material information relating to the Company and the assets managed by the Advisor is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and (B) any significant deficiencies or weaknesses in the design or operation of internal accounting controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed to the Company’s independent auditors and the audit committee of the Company’s board of directors; and
(z)before using, approving or referring to any Written Testing-the-Waters Communications and Roadshow Material, the Company will furnish to the Representatives and counsel for the Underwriters a copy of such material for review and will not use, approve or refer to any such material to which the Representatives reasonably object.

6.	Payment of Expenses:

(a)    The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Preliminary Prospectus and any other preliminary prospectus, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the Securities to the Underwriters, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Securities for offering and sale under state laws that the Company and the Representatives have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers), (v) filing for review of the public offering of the Securities by FINRA (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto in an amount not to exceed $7,500), (vi) qualifying the Notes for inclusion in the book-entry settlement system of DTC, (vii) the fees and disbursements of the Trustee, (viii) the fees and expenses incurred in connection with the listing of the Securities on The Nasdaq Global Select Market, (ix) making road show presentations with respect to the offering of the Securities, (x) preparing and distributing copies of the transaction documents for the Representatives and their legal counsel, and (xi) performing the Company’s other obligations hereunder. Upon the request of the Representative, the Company will provide funds in advance for FINRA filing fees.

(b)    If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodation, travel and fees and disbursements of Underwriters’ counsel, and any other advisors, accountants, appraisers, etc.) reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein.

7.	Conditions of the Underwriters’ Obligations:

The obligations of the Underwriters hereunder to purchase Securities at the Closing Time or on each Option Closing Time, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company hereunder as of the Initial Sale Time and at the Closing Time and on each Option Closing Time, as applicable, the performance by the Company of its obligations hereunder and to the satisfaction of the following further conditions at the Closing Time or on each Option Closing Time, as applicable:

(a)    the Company shall furnish to the Underwriters at the Closing Time and on each Option Closing Time an opinion of Eversheds Sutherland (US) LLP, counsel for the Company (“Company Counsel”) and the Subsidiaries, addressed to the Underwriters and dated the Closing Time and such Option Closing Time, substantially in the form in Exhibit B;

(b)     the Representatives shall have received from KPMG LLP letters dated, respectively: (i) the date of this Agreement; (ii) the Closing Time; and (iii) each Option Closing Time (if any), and addressed to the Representatives, in form and substance satisfactory to the Representatives, containing statements and information of the type specified in Accounting Standards No. 6101: “Letters for Underwriters and Certain other Requesting Parties” issued by the American Institute of Certified Public Accountants with respect to the financial statements, including any pro forma financial statements (if any), and certain financial information of the Company and the Subsidiaries included in or incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, and such other matters customarily covered by comfort letters issued in connection with registered public offerings; provided, however, that the letters delivered at the Closing Time and each Option Closing Time (if any) shall use a “cut-off” date no more than two (2) business days prior to such date of the Closing Time or such Option Closing Time, as the case may be;

(c)    the Representatives shall have received at the Closing Time and on each Option Closing Time the favorable opinion of Dechert LLP, counsel for the Underwriters, dated the Closing Time or such Option Closing Time, addressed to the Representatives and in form and substance satisfactory to the Representatives;

(d)    The Company shall furnish to the Underwriters at the Initial Sale Time, the Closing Time and on each Option Closing Time, a certificate of its Chief Financial Officer in the form attached as Exhibit C hereto;

(e)     no amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus shall have been filed to which the Underwriters shall have reasonably objected in writing;

(f)    prior to the Closing Time and each Option Closing Time: (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Securities for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred; and (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives;

(g)     all filings with the Commission required by Rule 424(b) under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule 424(b);

(h)    between the time of execution of this Agreement and the Closing Time or the relevant Option Closing Time, there shall not have been any Material Adverse Change or Advisor/Administrator Material Adverse Effect;

(i)    the application for the listing of the Securities shall have submitted to The Nasdaq Global Select Market;

(j)    FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements;

(k)    the Company and the Trustee shall have executed and delivered each of the Sixth Supplemental Indenture and the Securities;

(l)    the Company will have delivered, at the Closing Time and on each Option Closing Time, to the Underwriters a certificate of the Company signed on its behalf by its Chief Executive Officer or Chief Financial Officer, to the effect that:

(i)    the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Time or any Option Closing Time, as applicable, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time or any Option Closing Time, as applicable;

(ii)    no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(iii)     to the best of the signers’ knowledge, after reasonable investigation, when the Registration Statement became effective and at all times subsequent thereto up to the Closing Time or any Option Closing Time, as applicable, the representations and warranties in Sections 3(u), 3(v) and 3(w) were true and correct; and

(iv)     subsequent to the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus and the Prospectus, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Company and the Subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiary that is material to the Company and the Subsidiaries considered as one enterprise, (d) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, or (e) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect;

(m)    there shall not have been any decrease in the rating of any debt of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, and no such organization shall have publicly announced it has under surveillance or review any such rating, except any such decrease, surveillance or review which (and only to the extent that such decrease, surveillance or review) applies to the business development company industry as a whole;

(n)    the Advisor will have delivered, at the Closing Time and on each Option Closing Time, to the Underwriters a certificate of the Advisor signed by an executive officer of the Advisor to the effect that the representations and warranties of the Advisor in this Agreement are true and correct as if made on and as of the Closing Time or any Option Closing Time, as applicable, and the Advisor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time or any Option Closing Time, as applicable; the Administrator will have delivered, at the Closing Time and on at each Option Closing Time to the Underwriters a certificate of the Administrator signed by an executive officer of the Administrator to the effect that the representations and warranties of the Administrator in this Agreement are true and correct as if made on and as of the Closing Time or any Option Closing Time, as applicable, and the Administrator has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time or any Option Closing Time, as applicable; and

(o)    the Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Preliminary Prospectus and the Prospectus, the representations, warranties and statements of the Company contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Option Closing Time, as the Underwriters may reasonably request.

8.	Termination:

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time prior to the Closing Time or any Option Closing Time, (i) if any of the conditions specified in Section 7 hereof shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus or the Prospectus, any Material Adverse Change, or material change in management of the Company or any Subsidiary, or any development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions, the effect of which on the United States or international financial markets is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or enforce contracts for the sale of the Securities, or (iv) if trading in any securities of the Company has been suspended by the Commission or by The Nasdaq Global Select Market, or if trading generally on The Nasdaq Global Select Market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or by order of the Commission or any other Governmental Authority, or (v) any action has been taken by any federal, state, local or foreign government or agency in respect of its monetary or fiscal affairs which, in the opinion of the Representatives, could reasonably be expected to have a material adverse effect on the securities markets in the United States.

If the Representatives elect to terminate this Agreement as provided in this Section 8, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

If the sale to the Underwriters of the Securities, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Section 6 and Section 11 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

9.	Increase in Underwriters’ Commitments:

If any Underwriter shall default at the Closing Time or on any Option Closing Time in its obligation to take up and pay for the Securities to be purchased by it under this Agreement on such date, the Representatives shall use reasonable efforts, within thirty-six (36) hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the aggregate principal amount of Securities which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Securities”). If, during such thirty-six (36) hour period, the Representatives shall not have made such arrangements, then the Company shall be entitled to a further period of thirty-six (36) hours within which to make arrangements for another party or parties satisfactory to the Representatives to purchase the Defaulted Securities. Absent the completion of such arrangements within such thirty-six (36) hour period, (i) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the total aggregate principal amount of Securities to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the aggregate principal amount which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total aggregate principal amount of Securities agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total aggregate principal amount of Defaulted Securities exceeds 10% of the total aggregate principal amount of Securities to be purchased on such date, the Representatives may terminate this Agreement by notice to the Company, without liability of any party to any other party except that the provisions of Section 6 and Section 10 hereof shall at all times be effective and shall survive such termination.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Securities hereunder on such date unless all of the Securities to be purchased on such date are purchased on such date by the Underwriters (or by substituted underwriters selected by the Representatives with the approval of the Company or selected by the Company with the approval of the Representatives).

If a new underwriter or underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Option Closing Time for a period not exceeding five (5) business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any underwriter substituted under this Section 9 with the same effect as if such substituted underwriter had originally been named in this Agreement.

10.	Indemnity and Contribution by the Company and the Underwriters:

(a)The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or part thereof), the Preliminary Prospectus or the Prospectus, (ii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, (iii) any omission or alleged omission from any such Preliminary Prospectus or Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or (iv) any untrue statement or alleged untrue statement of any material fact contained in the Roadshow Material; except in each case of (i), (ii), (iii) and (iv) above insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with the information set forth in the last sentence of the first paragraph of Section 10(b). The indemnity agreement set forth in this Section 10(a) shall be in addition to any liability which the Company may otherwise have.

If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time after delivery of notice of such action or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its consent.

(b)Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or part thereof), the Preliminary Prospectus or Prospectus, (ii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements therein not misleading, or (iii) any omission or alleged omission from any such Preliminary Prospectus or Prospectus of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Preliminary Prospectus or Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use therein. The following statements under the caption “Underwriting” beginning on page S-41 of the Preliminary Prospectus: (A) the first sentence of the sixth paragraph on page S-41; and (B) the first paragraph and the first, second, fifth and sixth sentences of the second paragraph under the caption “Stabilization” on page S-42 of the Preliminary Prospectus] (and the corresponding sections of the Prospectus, to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representatives to the Company for purposes of Section 3(u), Section 3(v) and this Section 10.

If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Representatives in writing of the institution of such action, and the Representatives, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Representatives will not relieve the Representatives or any Underwriter of any obligation hereunder, except to the extent that the Representatives’ ability to defend is actually impaired by such failure or delay. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representatives in connection with the defense of such action or the Representatives shall not have employed counsel to have charge of the defense of such action within a reasonable time after delivery of notice of such action or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representatives shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representatives.

(c)If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 10 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Securities or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(d)The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c)(i) and, if applicable, subsection (c)(ii), above. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

11.	Survival:

The indemnity and contribution agreements contained in Section 10 and the covenants, warranties and representations of the Company contained in Section 3, Section 5 and Section 6 of this Agreement and the warranties and representations of the Advisor and the Administrator contained in Section 3, Section 4 and Section 5 shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter or by or on behalf of the Company, its directors and officers, or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Securities. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Securities, or in connection with the Registration Statement, the Preliminary Prospectus or the Prospectus.

12.	Duties:

Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The Underwriters undertake to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the Underwriters with respect to the Securities shall be determined solely by the express provisions of this Agreement, and the Underwriters shall not be liable except for the performance of such duties and obligations with respect to the Securities as are specifically set forth in this Agreement. The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters); and (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests. The Company acknowledges that the Underwriters disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriters’ performance of the duties and obligations expressly set forth herein. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

13.	Recognition of the U.S. Special Resolution Regimes:

(a)In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder

14.	Notices:

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Underwriters, shall be sufficient in all respects if delivered to the Representatives at Ladenburg Thalmann & Co. Inc., 277 Park Avenue, 26th Floor, New York, New York 10172, Attention: Jeffrey Caliva and Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department, with a copy to Dechert LLP, 1095 Avenue of the Americas, New York, NY 10036, Attention: Jay R. Alicandri; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 10 S. Wacker Drive, Suite 2500, Chicago, Illinois 60606, Attention: Chief Executive Officer, with a copy to Eversheds Sutherland (US) LLP, 700 Sixth Street NW, Suite 700, Washington DC 20001, Attention: Cynthia M. Krus.

15.	Governing Law; Headings:

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

16.	Parties at Interest:

The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 10 and Section 11 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

17.	Counterparts and Facsimile Signatures:

This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

[Remainder of Page Intentionally Left Blank]

If the foregoing correctly sets forth the understanding among the Company, the Advisor and the Administrator on the one hand, and the Underwriters on the other, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Advisor and the Administrator on the one hand, and each of the Underwriters on the other.

Very truly yours,

OFS CAPITAL CORPORATION

By:	/s/ Jeffrey A. Cerny
By: Jeffrey A. Cerny
Title: Chief Financial Officer

OFS CAPITAL MANAGEMENT, LLC

By:	/s/ Jeffrey A. Cerny
By: Jeffrey A. Cerny
Title: Senior Managing Director

OFS CAPITAL SERVICES, LLC

By:	/s/ Jeffrey A. Cerny
By: Jeffrey A. Cerny
Title: Senior Managing Director

[Signature Page to the Underwriting Agreement]

Accepted and agreed to as of the date first above written:

For itself and as Representatives of the other
Underwriters named on Schedule I hereto.

Ladenburg Thalmann & Co. Inc.

By:	/s/ Steven Kaplan
By: Steven Kaplan
Title: Head of Capital Markets

Goldman Sachs & Co. LLC

By:	/s/ Kyle VanFleet
By: Kyle VanFleet
Title: Managing Director

[Signature Page to the Underwriting Agreement]